SEVENTH AMENDMENT TO CREDIT AGREEMENT
THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 9, 2022 (this “Amendment”), is entered into among Coeur Mining, Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below and as amended by this Amendment).
RECITALS
A.    The Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Credit Agreement, dated as of September 29, 2017 (as amended by that certain First Amendment to Credit Agreement dated as of October 29, 2018, as further amended by that certain Second Amended to Credit Agreement dated as of April 30, 2019, as further amended by that certain Third Amendment to Credit Agreement dated as of August 6, 2019, as further amended by that certain First Incremental Facility Amendment dated as of December 14, 2020, as further amended by that certain Fifth Amendment to Credit Agreement dated as of March 1, 2021, as further amended by that certain Sixth Amendment to Credit Agreement dated as of May 2, 2022 and as further amended, restated, supplemented or otherwise modified, the “Credit Agreement”).
B.    The parties hereto have agreed to amend the Credit Agreement as provided herein.
C.    In consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows.
AGREEMENT
1.    Amendments. The Credit Agreement is hereby amended as follows:
(a)The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
“Amendment Period” means the period from the Seventh Amendment Effective Date to and including the date that the financial statements and Compliance Certificate are delivered pursuant to Sections 6.01(b) and 6.02(b) for the fiscal quarter ending March 31, 2024.
“Seventh Amendment Effective Date” means November 9, 2022.
(b)The second to last sentence of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
The Applicable Rate in effect from the Seventh Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ending December 31, 2022 shall be determined based upon Pricing Tier 5.
(c)Clause (b)(v) of the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

(v)    integration costs or costs associated with establishing new facilities and charges incurred by Coeur Rochester as a result of net realizable value inventory adjustments due to increased production costs and/or deceased mineral grades, recovery rates, and estimated future sales prices thereof, provided that the aggregate amount of all costs or charges added back under this clause (b)(v) shall not exceed (A) for any consecutive four-quarter period ending during the period from September 30, 2022 to and including December 31, 2023, $50,000,000 and (B) for any consecutive four-quarter period ending thereafter, $15,000,000; minus
(d)Section 7.01(w) of the Credit Agreement is hereby amended to read as follows:
(w)    Liens incurred with respect to obligations in an aggregate principal amount at any time outstanding, when taken together with all other obligations secured pursuant to this clause (w), not to exceed, as of any date of incurrence, the greater or (i) $25,000,000 and (ii) 2.5% of Consolidated Net Tangible Assets as of such date of incurrence; provided that (1) no such Liens may be incurred during the Amendment Period and (2) to the extent such Liens attach to any Collateral (other than (x) Liens on cash and Cash Equivalents, together with any related deposit or securities account, (y) nonconsensual Liens arising as a matter of law, and (z) for the avoidance of doubt, Liens on assets that would constitute Collateral but for the fact that such assets constitute Excluded Property as a result of or in connection with the relevant Liens permitted under this clause), such Liens shall be subordinated to the Liens of the Administrative Agent under the Collateral Documents pursuant to a Lien subordination agreement in form and substance reasonably satisfactory to the Administrative Agent;
(e)Section 7.06(f) of the Credit Agreement is hereby amended to read as follows:
(f)    subsequent to the Amendment Period, so long as no Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $25,000,000 during the term of this Agreement;
(f)    Section 7.06(g) of the Credit Agreement is hereby amended to read as follows:
(g)    subsequent to the Amendment Period, Restricted Payments made with the Available Amount;
(g)    Section 7.11(a) of the Credit Agreement is hereby amended to read as follows:
(a)    Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio to be greater than (i) 4.25:1.00 as of the end of each fiscal quarter of the Borrower ending during the period from September 30, 2022 to and including December 31, 2022, (ii) 4.50:1.00 as of the end of each fiscal quarter of the Borrower ending during the period from January 1, 2023 to and including December 31, 2023 and (iii) 3.50:1.00 as of the end of each fiscal quarter of the Borrower ending thereafter.
(h)    Section 7.17 of the Credit Agreement is hereby amended to read as follows:
7.17    Maximum Cash-on-Hand.
If at any time during the Amendment Period Consolidated Cash-on-Hand exceeds $60,000,000 for any five consecutive Business Day period, the Borrower shall prepay Loans in an amount equal to the amount by which (x) Consolidated Cash-on-Hand exceeds (y) $60,000,000 (or, if less, in an amount equal to the aggregate principal amount of Loans then outstanding) as of the close of business on such fifth Business Day. These payments shall be applied to the outstanding Revolving Loans and Swing Line Loans in a manner consistent with Section 2.05(a).
2.    Effectiveness; Conditions Precedent. This Amendment shall be effective as of the date hereof when all of the conditions set forth in this Section 2 shall have been satisfied in form and substance reasonably satisfactory to the Administrative Agent.
(a)    Execution and Delivery of Amendment. The Administrative Agent shall have received copies of this Amendment duly executed by the Loan Parties, the Required Lenders and the Administrative Agent.
(b)    Lender Fees. The Borrower shall have paid to the Administrative Agent (or the Arranger) for the account of each Lender executing this Amendment the agreed amendment fees.
(c)    Fees and Expenses. The Borrower shall have paid all fees and expenses owed by the Borrower to the Administrative Agent and the Arranger including all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent or the Arranger (directly to such counsel if requested by the Administrative Agent or the Arranger) to the extent payable pursuant to the Loan Documents and invoiced prior to the date hereof, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the date hereof (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent or the Arranger).
3.    Ratification of Credit Agreement. Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents. This Amendment is a Loan Document.
4.    Authority/Enforceability. Each Loan Party represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and the availability of equitable remedies.
(c)    No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Loan Party of this Amendment, other than (i) those that have already been obtained and are in full force and effect and (ii) those for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)    The execution, delivery and performance by such Loan Party of this Amendment do not (i) contravene the terms of its Organization Documents or (ii) violate any Law, except in each case as could not reasonably be expected to have a Material Adverse Effect.
5.    Representations and Warranties. Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment (a) the representations and warranties of each Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties to the extent they are already modified or qualified by materiality in the text thereof) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties to the extent they are already modified or qualified by materiality in the text thereof) as of such earlier date and (b) no event has occurred and is continuing which constitutes a Default or an Event of Default. The undersigned Loan Parties further acknowledge and agree that, as of the date hereof, the Outstanding Amount of the Revolving Loans and L/C Obligations constitute valid and subsisting obligations of such Loan Parties to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.
6.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by telecopy or other secure electronic format (.pdf) shall be effective as an original.
7.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
BORROWER:    COEUR MINING, INC.,
a Delaware corporation
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Senior Vice President and Chief Financial Officer
GUARANTORS:    COEUR EXPLORATIONS, INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
COEUR ROCHESTER, INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
COEUR CAPITAL, INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
COEUR ALASKA, INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
COEUR SOUTH AMERICA CORP.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
WHARF RESOURCES (U.S.A.), INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President

WHARF RESOURCES MANAGEMENT INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
WHARF REWARD MINES INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
WHARF GOLD MINES INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
GOLDEN REWARD MINING COMPANY LIMITED PARTNERSHIP

By: Wharf Gold Mines Inc., its General Partner
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President
COEUR STERLING HOLDINGS LLC

By: Coeur Mining, Inc., its Sole Member
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Senior Vice President and Chief Financial Officer
STERLING INTERMEDIATE HOLDCO, INC.
By: /s/  Thomas S. Whelan
Name: Thomas S. Whelan
Title: Vice President

ADMINISTRATIVE
AGENT:    BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/  Lisa Berishaj
Name: Lisa Berishaj
Title: Assistant Vice President

LENDERS:    BANK OF AMERICA, N.A.,
    as a Lender, L/C Issuer and Swingline Lender
By: /s/  Jonathan M. Phillips
Name: Jonathan M. Phillips
Title: Senior Vice President

ROYAL BANK OF CANADA,
as a Lender
By: /s/  Stam Fountoulakis
Name: Stam Fountoulakis
Title: Authorized Signatory

BANK OF MONTREAL, CHICAGO BRANCH,
as a Lender
By: /s/  Grace Chan
Name: Grace Chan
Title: Vice President, Corporate Banking

THE BANK OF NOVA SCOTIA,
as a Lender
By: /s/  Stephen MacNeil
Name: Stephen MacNeil
Title: Director
By: /s/  Monik Vora
Name: Monik Vora
Title: Associate Director

ING CAPITAL LLC,
as a Lender
By: /s/  Remko van de Water
Name: Remko van de Water
Title: Managing Director
By: /s/  Remco Meeuwis
Name: Remco Meeuwis
Title: Director

GOLDMAN SACHS BANK USA,
as a Lender
By: /s/  Keshia Leday
Name: Keshia Leday
Title: Authorized Signatory